As filed with the Securities and Exchange Commission on March 16, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Catalyst Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	56-2020050
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

260 Littlefield Ave.

South San Francisco, California 94080

(650) 266-8674

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nassim Usman, Ph.D.

Chief Executive Officer

Catalyst Biosciences, Inc.

260 Littlefield Ave.

South San Francisco, California 94080

(650) 266-8674

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen B. Thau

Morrison & Foerster LLP

755 Page Mill Road

Palo Alto, CA 94304

(650) 813-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (1)(2)(3)(4)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)(2)(3)(4)	Amount of Registration Fee (5)
Common Stock, par value $0.001 per share
Preferred Stock, par value $0.001 per share
Debt Securities
Warrants
Units
Total			$50,000,000	$5,035.00

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended, or the Securities Act.
(2)	The registrant is hereby registering an indeterminate amount and number of each identified class of the identified securities up to a proposed maximum aggregate offering price of $50,000,000, which may be offered from time to time at indeterminate prices, including securities that may be purchased by underwriters. The registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. For so long as the registrant’s public float remains below $75,000,000, the registrant will limit its issuance of securities in any twelve month calendar period to an aggregate market value (determined as of the time of issuance of that security) not in excess of one-third of the aggregate market value of all voting and non-voting common equity held by non-affiliates of the registrant in compliance with General Instruction I.B.6 of Form S-3.
(3)	The registrant is hereby registering an indeterminate amount and number of each identified class of the identified securities as may be issued upon conversion, exchange, exercise or settlement of any other securities that provide for such conversion, exchange, exercise or settlement.
(4)	Pursuant to Rule 429 under the Securities Act and as further described below under the heading “Statement Pursuant to Rule 429(b),” this registration statement covers up to a maximum aggregate offering price of $50,000,000 of the registrant’s common stock, preferred stock, debt securities, warrants and/or units, including $50,000,000 of such securities registered on the registrant’s Registration Statement on Form S-3 first filed on November 26, 2013 (File No. 333-192552) (the “Prior Registration Statement”), which was declared effective on December 11, 2013, that have not yet been sold and are included in this registration statement.
(5)	Calculated pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 457(p) under the Securities Act, the registrant is applying $5,035 of the registration fee paid in connection with the Prior Registration Statement, representing a portion of the total amount of the filing fee associated with the unsold securities registered on the Prior Registration Statement, to offset $5,035 of the registration fee due hereunder.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

STATEMENT PURSUANT TO RULE 429(b)

The registrant is filing a base prospectus in this registration statement pursuant to Rule 429 under the Securities Act in order to satisfy the requirements of the Securities Act and the rules and regulations thereunder for the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $50,000,000 of the registrant’s common stock, preferred stock, debt securities, warrants and/or units registered in the Prior Registration Statement. The base prospectus in this registration statement, which is a new registration statement, also constitutes a post-effective amendment to the Prior Registration Statement. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of, and Rule 429 under, the Securities Act.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•	a base prospectus which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $50,000,000 of the registrant’s common stock, preferred stock, debt securities, warrants and/or units; and

•	a sales agreement prospectus supplement covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $6,500,000 of the registrant’s common stock that may be issued and sold under a Capital on Demand™ Sales Agreement dated March 16, 2016 with JonesTrading Institutional Services LLC.

The base prospectus immediately follows this explanatory note. The sales agreement prospectus supplement immediately follows the base prospectus. The common stock that may be offered, issued and sold by the registrant under the sales agreement prospectus supplement is included in the $50,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED March 16, 2016

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE RISK FACTORS DESCRIBED IN THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. SEE “RISK FACTORS” BEGINNING ON PAGE 2.

From time to time, we may offer and sell, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, common stock, preferred stock, debt securities, warrants, either individually or in units, with a total value of up to $50,000,000.

Our common stock trades on the NASDAQ Capital Market under the symbol “CBIO.” On March 1, 2016, the last reported sale price of the common stock on the NASDAQ Capital Market was $2.15 per share.

As of January 26, 2016, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $20.8 million based on 11,430,104 shares of outstanding stock, of which 9,035,828 are held by non-affiliates, and a per share price of $2.30, which was the closing sale price of our common stock on January 26, 2016. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. As of January 26, 2016, one-third of our public float is equal to approximately $6.9 million.

We will provide specific terms of these securities in supplements to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities and may also supplement, update or amend information contained in this document. You should read this prospectus and any supplement carefully before you purchase any of our securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2016

No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement in connection with the offering described in this prospectus and any accompanying prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference in this prospectus or in any prospectus supplement is correct as of any date subsequent to the date of this prospectus supplement or of any prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, issue and sell to the public any part of the securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell the securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information in this prospectus or in documents incorporated by reference in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, the statements made or incorporated by reference in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” before buying any securities offered in this offering.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

For purposes of this prospectus, references to the terms “Catalyst,” “the Company,” “we,” “us” and “our” refer to Catalyst Biosciences, Inc., unless the context otherwise requires.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

ABOUT CATALYST

We are a clinical-stage biopharmaceutical company focused on creating and developing novel medicines to address serious medical conditions. To date, we have focused our product development efforts in the fields of hemostasis, including the treatment of hemophilia and surgical bleeding, and inflammation, including prevention of delayed graft function in renal transplants and the treatment of dry age-related macular degeneration, a condition that can cause visual impairment or blindness for which there are no approved treatments. Our most advanced program is an improved next-generation coagulation Factor VIIa variant, CB 813d, that has successfully completed a Phase 1 clinical trial in severe hemophilia A and B patients. In addition to our lead Factor VIIa program, we have two other next-generation coagulation factors, a Factor IX variant, CB 2679d/ISU 304, that is in advanced preclinical development, and a Factor Xa variant, that has reached the advanced lead preclinical stage of development. Proteases regulate several complex biological cascades, or sequenced biochemical reactions, including the coagulation cascade that controls bleeding (hemostasis) in hemophilia and non-hemophilia settings and the complement cascade that causes inflammation and tissue damage in certain diseases.

Additional details of these programs and related strategic agreements are contained in our Annual Report on Form 10-K for the year ended December 31, 2015.

We commenced operations in 2002 and are a Delaware corporation. On August 20, 2015, we completed our business combination with Targacept, Inc., which was incorporated in 1997. Following the completion of the merger, our business conducted became primarily the business conducted by Old Catalyst. We refer in this prospectus to the business combination as the “merger” to the Company prior to the merger as “Targacept” and to our subsidiary as “Old Catalyst,” and discussions of historical results reflect the results of Old Catalyst prior to the completion of the merger and do not include the historical results of Targacept prior to the completion of the Merger.

Our corporate headquarters are located at South San Francisco, California 94080. Our telephone number is (650) 266-8674, and our website address is www.catalystbiosciences.com. The information on or accessible through our website does not constitute part of this prospectus or any accompanying prospectus supplement and should not be relied upon in connection with making any investment in our securities. We make our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports available free of charge on our website as soon as reasonably practicable after we file these reports with the Commission. Our Code of Ethics can be found on our website.

Securities We Are Offering

We may offer shares of common stock, shares of preferred stock, debt securities, warrants, either individually or in units, with a total value of up to $50,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering. Our common stock currently is quoted on the NASDAQ Capital Market under the symbol “CBIO.” Shares of common stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable.

We refer to our common stock, preferred stock, debt securities, warrants and units in this prospectus as “securities.” This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, as described below under “Plan of Distribution.”

RISK FACTORS

Before you invest in our securities, in addition to the other information, documents or reports incorporated by reference in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in this section, the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K, and in our Quarterly Reports on Form 10-Q filed subsequent to the Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

CAUTIONARY NOTE REGARDING FORWARD LOOKING INFORMATION

This prospectus and the documents we incorporate by reference in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may, in some cases, use words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “estimate,” “project,” “expect” and similar expressions, although not all forward-looking statements contain these identifying words. These statements are based on assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including those risks described or incorporated by reference in this prospectus under “Risk Factors” above.

Forward-looking statements included or incorporated by reference in this prospectus include, for example, statements about:

•	the strategies, prospects, plans, expectations or objectives of management for future operations;

•	the progress, scope or duration of the development of product candidates or programs;

•	the benefits that may be derived from product candidates or the commercial or market opportunity in any target indication;

•	our ability to protect intellectual property rights;

•	our anticipated operations, financial position, revenues, costs or expenses, statements regarding future economic conditions or performance;

•	potential regulatory filings for or approval of any of our product candidates;

•	the progress of our third-party collaborations, including estimated milestones;

•	our intention to seek, and the ability to enter into strategic alliances and collaborations;

•	the responsibilities of our collaborators, including the responsibility to make cost reimbursement, milestone, royalty and other payments to us, and our expectations regarding our collaborators’ plans with respect to our products;

•	our responsibilities to our collaborators, including our responsibilities to conduct research and development, clinical trials and manufacture products;

•	the results and timing of clinical trials and the possible commencement of future clinical trials;

•	conditions for obtaining regulatory approval of our product candidates;

•	submission and timing of applications for regulatory approval;

•	the impact of FDA and other government regulations on our business;

•	uncertainties associated with obtaining and protecting patents and other intellectual property rights, as well as avoiding the intellectual property rights of others;

•	products and companies that will compete with the products we license to third-party collaborators;

•	the possibility we may commercialize our own products and build up our commercial, sales and marketing capabilities and other required infrastructure;

•	our employees, including the number of employees and the continued service of key management, technical and scientific personnel;

•	our future performance and our expectations regarding our ability to achieve profitability;

•	requirements for us to purchase supplies and raw materials from third parties, and the ability of third parties to provide us with required supplies and raw materials;

•	sufficiency of our cash resources, anticipated capital requirements and capital expenditures and our need for additional financing, including potential sales under our shelf registration statement;

•	the composition of future revenues;

•	accounting policies and estimates, including revenue recognition policies; and

•	statements of belief and any statement of assumptions underlying any of the foregoing.

Any such forward-looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward-looking statements. We disclaim any duty to update any forward-looking statements. You should also carefully consider other information set forth in reports or other documents that we file with the Commission.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of our earnings or deficiency to fixed charges for the periods set forth below. Our earnings were insufficient to cover fixed charges for each of the years ended December 31, 2011, 2012, 2013, 2014 and 2015. The extent to which earnings were insufficient to cover fixed charges for those periods is also shown in the table. “Earnings” consist of net income (loss) from operations before income taxes less (plus) fixed charges. “Fixed charges” consist of interest expense and the estimated portion of operating lease expense that represents interest (the values are reflected in thousands, except for the ratio).

	Fiscal Year Ended December 31,
	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	—	—	—	—	—
Deficiency of earnings to fixed charges	$(13,051)	$(6,272)	$(9,631)	$(18,750)	$(5,571)

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes, which may include clinical trials, research and development activities, capital expenditures, selling, general and administrative costs, facilities expansion, and to meet working capital needs.

We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. Pending such uses, we may invest the net proceeds in investment grade interest-bearing securities.

The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from this offering and progress with the commercial development of our products as well as our clinical development programs. Expenditures will also depend upon the establishment of collaborative arrangements with other companies, the availability of additional financing and other factors. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. It may not contain all the information that is important to you. For the complete terms of our common stock and preferred stock, please refer to our Fourth Amended and Restated Certificate of Incorporation, as amended (the “restated certificate of incorporation”) and our amended and restated bylaws, which are incorporated by reference into the registration statement which includes this prospectus. The Delaware General Corporation Law (“DGCL”) may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock and preferred stock that we may offer, we will describe the particular terms of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any security we offer under that prospectus supplement may differ from the terms we describe below.

Common Stock

Under our restated certificate of incorporation, we have authority to issue 100,000,000 shares of our common stock, par value $0.001 per share. As of March 1, 2016, 11,430,104 shares of our common stock were issued and outstanding. All shares of our common stock will, when issued, be duly authorized, fully paid and nonassessable.

Dividends. Subject to preferential dividend rights of any other class or series of stock, the holders of shares of our common stock are entitled to receive dividends, including dividends of our stock, as and when declared by our board of directors, subject to any limitations imposed by law and to the rights of the holders, if any, of our preferred stock. We have never paid cash dividends on our common stock, except with respect to a cash dividend paid in connection with the closing of the merger. We do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as the board of directors deems relevant.

Liquidation. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of our common stock will be entitled to share ratably in all assets that remain, subject to any rights that are granted to the holders of any class or series of preferred stock.

Voting Rights. For all matters submitted to a vote of stockholders, each holder of our common stock is entitled to one vote for each share registered in his or her name. Except as may be required by law and in connection with some significant actions, such as mergers, consolidations, or amendments to our restated certificate of incorporation that affect the rights of stockholders, holders of our common stock vote together as a single class. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a plurality of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.

Other Rights and Restrictions. Subject to the preferential rights of any other class or series of stock, all shares of our common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities. Our restated certificate of incorporation and our bylaws do not restrict the ability of a holder of our common stock to transfer his or her shares of our common stock.

The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future.

Listing. Our common stock is listed on the NASDAQ Capital Market under the symbol “CBIO.”

Transfer Agent and Registrar. The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, NY 11219.

Preferred Stock

Under our restated certificate of incorporation, we have authority, subject to any limitations prescribed by law and without further stockholder approval, to issue from time to time up to 5,000,000 shares of preferred stock, par value $0.001 per share, in one or more series. As of March 1, 2016, no shares of preferred stock were issued and outstanding.

Pursuant to our restated certificate of incorporation, we are authorized to issue “blank check” preferred stock, which may be issued from time to time in one or more series upon authorization by our board of directors. Our board of directors, without further approval of the stockholders, is authorized to fix the designation, powers, preferences, relative, participating optional or other special rights, and any qualifications, limitations and restrictions applicable to each series of the preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power or rights of the holders of our common stock and, under certain circumstances, make it more difficult for a third party to gain control of us, discourage bids for our common stock at a premium or otherwise adversely affect the market price of the common stock.

The preferred stock will have the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•	the dividend rate, or method of calculation of any dividend, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies, including composite currencies, in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions; and

•	any other rights, preferences, privileges, qualifications, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be duly authorized, fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with any other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

Rank. Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:

•	senior to all classes or series of our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

•	on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

•	junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Redemption. If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

Voting Rights. Holders of preferred stock will have voting rights as required by law or as indicated in the applicable prospectus supplement.

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar. Any transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Certain Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may issue these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved preferred stock may enable our board of directors to issue shares of preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that holders of common stock will receive dividend payments or payments upon liquidation.

ADDITIONAL INFORMATION CONCERNING OUR CAPITAL STOCK

Anti-Takeover Effects of Provisions of Our Charter Documents

Our restated certificate of incorporation provides for our board of directors to be divided into three classes serving staggered terms. Approximately one-third of our board of directors will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the board of directors until the second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of Catalyst and could increase the likelihood that incumbent directors will retain their positions. Our restated certificate of incorporation provides that directors may be removed with or without cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all outstanding stock.

Our restated certificate of incorporation requires that certain amendments to the restated certificate of incorporation and amendments by the stockholders of our bylaws require the affirmative vote of at least 66 2/3% of the voting power of all outstanding stock. These provisions could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company and could delay changes in management.

Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual stockholders meeting, including proposed nominations of persons for election to our board of directors. At an annual stockholders meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to the Secretary of the Company timely written notice, in proper form, of his or her intention to bring that business before the annual stockholders meeting. The amended and restated bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of the stockholders. However our bylaws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Our amended and restated bylaws provide that only our board of directors, the chairperson of the board, the President or the Chief Executive Officer may call a special meeting of stockholders. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of stockholders prior to such time as a majority of our board of directors, the chairperson of the board, the President or the Chief Executive Officer believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the board also could be delayed until the next annual stockholders meeting.

Our restated certificate of incorporation does not allow stockholders to act by written consent without a meeting. Without the availability of stockholder’s actions by written consent, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a stockholders’ meeting.

Anti-Takeover Effects of Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL, or Section 203. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:

•	prior to this time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by our board of directors and authorized at a special or annual stockholders meeting, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Limitation of Liability and Indemnification

Our restated certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, for payment of dividends or approval of stock purchases or redemptions that are prohibited by the DGCL, or for any transaction from which the director derived an improper personal benefit. Under the DGCL, our directors have a fiduciary duty to us that is not eliminated by this provision of the restated certificate of incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. This provision also does not affect our directors’ responsibilities under any other laws, such as federal securities laws or state or federal environmental laws.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors or officers of the corporation, if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was unlawful. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. Our restated certificate of incorporation provides that, to the fullest extent permitted by Section 145 of the DGCL, we shall indemnify any person who is or was a director or officer of us, or is or was serving at our request as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against the expenses, liabilities or other matters referred to in or covered by Section 145 of the DGCL. Our amended and restated bylaws provide that we will indemnify any person who was or is a party or threatened to be made a party to any proceeding by reason of the fact that such person is or was a director or officer of us or is or was serving at our request as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent permitted by the DGCL.

In addition, we have entered into indemnification agreements with each of our directors and with certain of our executive officers. Pursuant to the indemnification agreements, we has agreed to indemnify and hold harmless these directors and officers to the fullest extent permitted by the DGCL. The agreements generally cover expenses that a director or officer incurs or amounts that a director or officer becomes obligated to pay because of any proceeding to which he or she is made or threatened to be made a party or participant by reason of his or her service as a current or former director, officer, employee or agent of the Company. The agreements also provide for the advancement of expenses to the directors and officers subject to specified conditions. There are certain exceptions to our obligation to indemnify the directors and officers, including any intentional malfeasance or act where the director or officer did not in good faith believe he or she was acting in our best interests, with respect to “short-swing” profit claims under Section 16(b) of the 1934 Act and, with certain exceptions, with respect to proceedings that he or she initiates.

Section 145 of the DGCL also empowers a corporation to purchase insurance for its officers and directors for such liabilities. We maintain liability insurance for our officers and directors.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

The following summary description, together with the additional information we may include in any applicable prospectus supplements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of indenture filed as an exhibit to the registration statement of which this prospectus is part, as it may be supplemented, amended or modified from time to time, as well as the notes and supplemental agreements relating to each series of debt securities that will be incorporated by reference as exhibits to the registration statement that includes this prospectus or as exhibits to a current report on Form 8-K if we offer debt securities.

We will issue the senior debt securities under one or more senior indentures that we will enter into with a trustee named in the relevant senior indenture. We will issue subordinated debt securities under one or more subordinated indentures that we will enter into with a trustee named in the relevant subordinated indenture. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus is a part. We use the terms “indenture” and “indentures” in this prospectus to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the indenture that would contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture would be identical.

General

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the maturity date;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Any successor to or acquiror of the indentures must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless otherwise provided in any applicable prospectus supplement, documents incorporated by reference or free writing prospectus, the following will be events of default under the indenture with respect to each series of debt securities issued thereunder:

(a)	if we fail to pay interest when due and payable and our failure continues for 30 days, or within such other time period as may be specified in the applicable indenture, and the time for payment has not been extended or deferred;

(b)	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

(c)	if specified events of bankruptcy, insolvency or reorganization occur; and

(d)	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 60 days, or within such other time period as may be specified in the applicable indenture, after we receive notice from the debenture trustee or holders of at least a majority in principal amount of the outstanding debt securities of an affected series, or such other percentage as may be specified in the applicable indenture, in aggregate principal amount of the outstanding debt securities of the applicable series.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25%, or such other percentage as may be specified in the applicable indenture, in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% (or, in the case of a default of the type described under subsection (d), above, a majority in principal amount of the outstanding debt securities of an affected series), or such other percentage as may be specified in the applicable indenture, in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days, or within such other time period as may be specified in the applicable indenture, after the notice, request and offer of indemnity.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to evidence the succession of another corporation to us and the assumption by any such successor of our covenants in such indenture and in the debt securities issued thereunder;

•	to add to our covenants or to surrender any right or power conferred on us pursuant to the indenture;

•	to establish the form and terms of debt securities issued thereunder;

•	to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee;

•	to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture; provided that no such action adversely affects the interests of the holders of any series of debt securities issued thereunder in any material respect;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture;

•	to add any additional events of default with respect to all or any series of debt securities;

•	to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

•	to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series;

•	to pledge to the trustee as security for the debt securities of any series any property or assets;

•	to add guarantees in respect of the debt securities of one or more series;

•	to change or eliminate any of the provisions of the indenture, provided that any such change or elimination becomes effective only when there is no security of any series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to provide for certificated securities in addition to or in place of global securities;

•	to qualify such indenture under the Trust Indenture Act of 1939, as amended;

•	with respect to the debt securities of any series, to conform the text of the indenture or the debt securities of such series to any provision of the description thereof in our offering memorandum or prospectus relating to the initial offering of such debt securities, to the extent that such provision, in our good faith judgment, was intended to be a verbatim recitation of a provision of the indenture or such securities; or

•	to make any other change that does not adversely affect the rights of holders of any series of debt securities issued thereunder in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities; or

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver; or

•	make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of the applicable debt security.

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, the American Stock Transfer & Trust Company, LLC or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days, or within such other time period as may be specified in the applicable indenture, before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Repurchases on the Open Market

We, or an affiliate of ours, may at any time or from time to time repurchase any debt security in the open market or otherwise. Such debt securities may, at our option (or our affiliate’s option), be held, resold or surrendered to the trustee for cancellation.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given him or her by the indentures at the request of any holder of debt securities unless he or she is offered reasonable security and indemnity against the costs, expenses and liabilities that he or she might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Outstanding Debt Securities

On August 19, 2015, we issued to our stockholders non-interest bearing redeemable convertible notes (the “Convertible Notes”) in the aggregate principal amount of $37.0 million. The Convertible Notes do not bear interest. The principal amounts under the Convertible Notes are convertible, at the option of each noteholder, into cash or into shares of the Company’s common stock at a conversion rate of $9.19 per share, and are payable in cash, if not previously redeemed or converted, at maturity on February 19, 2018, the 30-month anniversary of the closing of the issuance of the Convertible Notes.

On August 19, 2015, Targacept entered into an indenture (the “Convertible Notes Indenture”) with American Stock Transfer & Trust Company, LLC, as trustee, and an escrow agreement with American Stock Transfer & Trust Company, LLC and Delaware Trust Company, LLC, as escrow agent, under which $37.0 million, which represents the initial principal amount of the Convertible Notes, was deposited in a segregated escrow account for the benefit of the holders of the notes in order to facilitate the payment of the Convertible Notes upon redemption or at maturity. The Convertible Notes are our secured obligation, and the Convertible Notes Indenture does not limit its other indebtedness, secured or unsecured.

Holders of the Convertible Notes may submit conversion notices, which are irrevocable, instructing the trustee to convert such the Convertible Notes into shares of the common stock at a conversion price of $9.19 per share. Following each conversion date, we will issue the number of whole shares of common stock issuable upon conversion as promptly as practicable (and in any event within 10 business days). The trustee will in turn release to us the respective amount of restricted cash to cover the stock issuance.

As of March 1, 2016, Convertible Notes in an aggregate principal amount of approximately $31.3 million remained outstanding, and there are no outstanding debt securities under the indenture filed herewith.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under that prospectus supplement may differ from the terms described below.

The following summary description, together with the additional information we may include in any applicable prospectus supplements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of warrant agreement and form of warrant certificate relating to each series of warrants that will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K if we offer warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

Old Catalyst previously issued (i) warrants to purchase shares of Series A convertible preferred stock in 2005 in connection with a loan, (ii) warrants to purchase shares of Series E convertible preferred stock in 2014 in connection with the issuance of Series E convertible preferred stock, and (iii) warrants to purchase shares of Series F convertible preferred stock in 2015 in connection with the issuance of convertible promissory notes. In connection with the merger, such warrants were assumed by us and are now exercisable, respectively, (i) at any time until the 7-year anniversary of the merger for an aggregate of 1,289 shares of our common stock at an exercise price of $26.18 per share, (ii) at any time until the 5-year anniversary of the original date of issuance for an aggregate of 37,554 shares of our common stock at an exercise price of $33.27 per share, and (iii) at any time until the 5-year anniversary of the original date of issuance for an aggregate of 142,111 shares of our common stock at an exercise price of for $3.33 per share.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

The following summary description, together with the additional information we may include in any applicable prospectus supplements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of unit agreement and form of unit certificate relating to each series of units that will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K if we offer units.

General

We may issue units comprised of common stock, preferred stock, debt securities, debt obligations of third parties, including U.S. treasury securities, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Any unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, any unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities” below.

Outstanding Units

We have no outstanding units.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, American Stock Transfer and Trust Company, LLC, New York, New York, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	The depositary may, and we understand that AST will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus separately or together through any of the following methods:

•	to or through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors;

•	through agents;

•	through block trades in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through any combination if these methods of sale; or

•	in any manner, as provided in the applicable prospectus supplement.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the securities in the applicable prospectus supplement. We may also determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on the NASDAQ Capital Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of the securities). In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agent. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

We may grant underwriters who participate in the distribution of the securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M that stabilize, maintain or otherwise affect the price of the offered securities. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. If any such activities will occur, they will be described in the applicable prospectus supplement.

Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business and any such relationships will be described in the applicable prospectus supplement.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by the Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Morrison & Foerster LLP of Palo Alto, CA. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in an applicable prospectus supplement.

EXPERTS

The consolidated balance sheets of Catalyst Biosciences, Inc. as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive loss, convertible preferred stock and stockholders’ equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2015, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference rooms at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC’s website at www.sec.gov and our website at www.durect.com. We have not incorporated by reference into this prospectus the information contained on our website and you should not consider it to be part of this prospectus. In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site at www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. In addition, information we file with the SEC in the future will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 9, 2016; and

•	our Current Report on Form 8-K filed with the SEC on January 29, 2016.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding, in each case, information deemed furnished and not filed until we sell all of the securities we are offering. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We will provide to you at no cost a copy of any and all of the information incorporated by reference into the registration statement of which this prospectus is a part. You may make a request for copies of this information in writing or by telephone. Requests should be directed to:

Catalyst Biosciences, Inc.

260 Littlefield Ave.

South San Francisco, CA 94080

Attn: Fletcher Payne, Chief Financial Officer

(650) 871-0761

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 16, 2016

PROSPECTUS SUPPLEMENT

Up to $6,500,000

Common Stock

Catalyst Biosciences, Inc. (“Catalyst”) has entered into a Capital on Demand™ Sales Agreement with JonesTrading Institutional Services LLC (“JonesTrading”), or the sales agreement, relating to shares of our common stock, par value $0.001, offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $6,500,000 from time to time through JonesTrading, acting as agent. Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the NASDAQ Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions.

Our common stock trades on the NASDAQ Capital Market under the symbol “CBIO.” On March 1, 2016, the last reported sale price of the common stock on the NASDAQ Capital Market was $2.15 per share.

JonesTrading will act as sales agent and use commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the shares of common stock requested to be sold by us, on mutually agreed terms between JonesTrading and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. JonesTrading will be entitled to compensation at a fixed commission rate of 3% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, JonesTrading will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of JonesTrading will be deemed to be underwriting commissions or discounts.

As of January 26, 2016, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $20.8 million based on 11,430,104 shares of outstanding stock, of which 9,035,828 are held by non-affiliates, and a per share price of $2.30, which was the closing sale price of our common stock on January 26, 2016. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. As of January 26, 2016, one-third of our public float is equal to approximately $6.9 million.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE RISK FACTORS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT. SEE “RISK FACTORS” BEGINNING ON PAGE S-4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is             , 2016

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.

We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this sales agreement prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this sales agreement prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and JonesTrading has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and JonesTrading is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

For purposes of this prospectus, references to the terms “Catalyst,” “the Company,” “we,” “us” and “our” refer to Catalyst Biosciences, Inc., unless the context otherwise requires.

This prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

PROSPECTUS SUMMARY

The following summary highlights certain information contained elsewhere in this prospectus supplement, the accompanying base prospectus, any free writing prospectus that we have been authorized to use and the documents incorporated by reference herein and in the accompanying base prospectus. This summary does not contain all the information you will need in making your investment decision. You should carefully read this entire prospectus supplement the accompanying base prospectus, any free writing prospectus that we have been authorized to use and the documents incorporated by reference herein and in the accompanying base prospectus. You should pay special attention to the “Risk Factors” section of this prospectus and the financial statements and other information incorporated by reference in this prospectus.

Company Overview

We are a clinical-stage biopharmaceutical company focused on creating and developing novel medicines to address serious medical conditions. To date, we have focused our product development efforts in the fields of hemostasis, including the treatment of hemophilia and surgical bleeding, and inflammation, including prevention of delayed graft function in renal transplants and the treatment of dry age-related macular degeneration, a condition that can cause visual impairment or blindness for which there are no approved treatments. Our most advanced program is an improved next-generation coagulation Factor VIIa variant, CB 813d, that has successfully completed a Phase 1 clinical trial in severe hemophilia A and B patients. In addition to our lead Factor VIIa program, we have two other next-generation coagulation factors, a Factor IX variant, CB 2679d/ISU 304, that is in advanced preclinical development, and a Factor Xa variant, that has reached the advanced lead preclinical stage of development. Proteases regulate several complex biological cascades, or sequenced biochemical reactions, including the coagulation cascade that controls bleeding (hemostasis) in hemophilia and non-hemophilia settings and the complement cascade that causes inflammation and tissue damage in certain diseases.

Additional details of these programs and related strategic agreements are contained in our annual report on Form 10-K for the year ended December 31, 2015.

Company Information

Our corporate headquarters are located it South San Francisco, California 94080. Our telephone number is (650) 266-8674, and our website address is www.catalystbiosciences.com. The information on or accessible through our website does not constitute part of this prospectus supplement or the accompanying prospectus and should not be relied upon in connection with making any investment in our securities.

The common stock of Catalyst is listed on NASDAQ under symbol “CBIO.”

THE OFFERING

Common stock to be offered by us	Shares of our common stock having an aggregate offering price of up to $6,500,000

Common shares to be outstanding after this offering	14,453,340

Manner of offering	An “at-the-market” offering of shares of common stock that may be made from time to time through our sales agent, JonesTrading Institutional Services LLC. See “Plan of Distribution” on page S-9.

Use of proceeds	We intend to use the net proceeds primarily for general corporate purposes, which may include clinical trials, research and development activities, capital expenditures, selling, general and administrative costs, facilities expansion and to meet working capital needs. See “Use of Proceeds” on page S-7.

NASDAQ Capital Market symbol	“CBIO.”

Risk factors	Before investing in our common stock, you should carefully read and consider the “Risk Factors” beginning on page S-4 of this prospectus, and the risks set forth under the caption of Item 1A Risk Factors included in our most recent Annual Report on Form 10-K for the year ended December 31, 2015, and any documents incorporated by reference, for certain considerations relevant to an investment in our common stock.

The number of shares of common stock to be outstanding after this offering is based on 11,430,085 shares of common stock outstanding as of December 31, 2015 and a total offering of an aggregate of 3,023,255 shares of our common stock at a public offering price of $2.15 per share, which was the last reported sale price of our common stock on the NASDAQ Capital Market on March 1, 2016, and excludes as of December 31, 2015:

•	2,199,509 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $9.84 per share, and 103,129 additional shares of common stock reserved for issuance under our stock option plan; and

•	180,954 shares of common stock issuable upon the exercise of warrants outstanding at a weighted exercise price of $9.70 per share; and

•	3,672,095 shares of common stock issuable upon conversion of redeemable convertible notes at a rate of $9.19 per share.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the specific risks described below and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2015, which are incorporated by reference in this prospectus in their entirety, as well as the other information contained in this prospectus and the other documents incorporated by reference, before making an investment decision. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.” Any of the risks we describe below or in the information incorporated herein by reference in this prospectus could cause our business, financial condition or operating results to suffer. The market price of our common stock could decline if one or more of these risks and uncertainties develop into actual events. You could lose all or part of your investment.

A substantial number of shares may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. Although there can be no assurance that all $6,500,000 worth of shares being offered under this prospectus will be sold or the price at which any such shares might be sold, assuming that an aggregate of 3,023,255 shares of our common stock are sold during the term of the sales agreement with JonesTrading, in each case, for example, at a price of $2.15 per share, the last reported sale price of our common stock on the NASDAQ Capital Market on March 1, 2016, upon completion of this offering, based on our shares outstanding as of December 31, 2015, we will have outstanding an aggregate of 14,453,340 shares of common stock, assuming no exercise of outstanding stock options and no purchases of stock under our employee stock incentive plan. A substantial majority of the outstanding shares of our common stock are, and all of the shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. In addition, we have also registered all of the shares of common stock that we may issue under our outstanding stock options and employee stock incentive plans, and as of December 31, 2015, 2,199,509 shares of common stock were issuable upon the exercise of outstanding stock options at a weighted average exercise price of $9.84 per share, 103,129 additional shares of common stock were reserved for issuance under our stock option plan, 180,954 shares of common stock were issuable upon the exercise of outstanding warrants at a weighted exercise price of $9.70 per share, and 3,672,095 shares of common stock issuable upon conversion of redeemable convertible notes at a rate of $9.19 per share. As a result, these shares can be freely sold in the public market upon issuance, subject to restrictions under the securities laws.

Management will have broad discretion as to the use of proceeds from this offering and we may use the net proceeds in ways with which you may disagree.

We intend to use the net proceeds of this offering for general corporate purposes, which may include clinical trials, research and development activities, capital expenditures, facilities expansion and working capital needs. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management with regard to the use of net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

You may experience future dilution as a result of this offering, future equity offerings or other equity issuances.

If you invest in our common stock, your interest may be diluted. Dilution per share to new investors in this offering represents the amount, if any, by which the price per share paid by purchasers for our common stock in this offering exceeds the net tangible book value per share of our common stock following the issuance of stock in this offering, any future equity offering or any other equity issuances.

After giving effect to the sale of shares of common stock offered by this prospectus at an assumed public offering price of $2.15 per share (the last reported sale price of our common stock on the NASDAQ Capital Market on March 1, 2016), and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2015 would have been approximately $37.6 million, or approximately $2.60 per share. As a result, new investors would not experience dilution from this offering. However, the shares sold in this offering, if any, will be sold from time to time at various prices, which may result in dilution to new investors. For example, an increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $2.15 per share, assuming all of our common stock in the aggregate amount of $6.5 million is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $3.00 per share, after deducting commissions and estimated aggregate offering expenses payable by us, resulting in an immediate dilution to new investors purchasing at that price of $0.15 per share. The foregoing information discussed above is illustrative only, and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

In addition, in order to raise additional capital, we may in the future offer and issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. For example, as of December 31, 2015, an aggregate of 103,129 shares of common stock were reserved and available for future grant under our option plan. Also as of such date, options to purchase 2,199,509 shares of our common stock were outstanding. You may incur dilution upon the grant of any shares pursuant to such plan, upon vesting of any stock awards under any such plan, or upon exercise of any such outstanding options.

We do not anticipate paying dividends on our common stock in the foreseeable future.

We currently plan to invest all available funds, including the proceeds from this offering, and future earnings, if any, in the development and growth of our business. We currently do not anticipate paying any cash dividends on our common stock in the foreseeable future. As a result, a rise in the market price of our common stock, which is uncertain and unpredictable, will be your sole source of potential gain in the foreseeable future, and you should not rely on an investment in our common stock for dividend income.

CAUTIONARY NOTE REGARDING FORWARD LOOKING INFORMATION

This prospectus and the documents we incorporate by reference in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may, in some cases, use words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “estimate,” “project,” “expect” and similar expressions, although not all forward-looking statements contain these identifying words. These statements are based on assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including those risks described or incorporated by reference in this prospectus under “Risk Factors” above.

Forward-looking statements included or incorporated by reference in this prospectus include, for example, statements about:

•	the strategies, prospects, plans, expectations or objectives of management for future operations;

•	the progress, scope or duration of the development of product candidates or programs;

•	the benefits that may be derived from product candidates or the commercial or market opportunity in any target indication;

•	our ability to protect intellectual property rights;

•	our anticipated operations, financial position, revenues, costs or expenses, statements regarding future economic conditions or performance;

•	potential regulatory filings for or approval of any of our product candidates;

•	the progress of our third-party collaborations, including estimated milestones;

•	our intention to seek, and the ability to enter into strategic alliances and collaborations;

•	the responsibilities of our collaborators, including the responsibility to make cost reimbursement, milestone, royalty and other payments to us, and our expectations regarding our collaborators’ plans with respect to our products;

•	our responsibilities to our collaborators, including our responsibilities to conduct research and development, clinical trials and manufacture products;

•	the results and timing of clinical trials and the possible commencement of future clinical trials;

•	conditions for obtaining regulatory approval of our product candidates;

•	submission and timing of applications for regulatory approval;

•	the impact of FDA and other government regulations on our business;

•	uncertainties associated with obtaining and protecting patents and other intellectual property rights, as well as avoiding the intellectual property rights of others;

•	products and companies that will compete with the products we license to third-party collaborators;

•	the possibility we may commercialize our own products and build up our commercial, sales and marketing capabilities and other required infrastructure;

•	our employees, including the number of employees and the continued service of key management, technical and scientific personnel;

•	our future performance and our expectations regarding our ability to achieve profitability;

•	requirements for us to purchase supplies and raw materials from third parties, and the ability of third parties to provide us with required supplies and raw materials;

•	sufficiency of our cash resources, anticipated capital requirements and capital expenditures and our need for additional financing;

•	the composition of future revenues;

•	accounting policies and estimates, including revenue recognition policies; and

•	statements of belief and any statement of assumptions underlying any of the foregoing.

Any such forward-looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward-looking statements. We disclaim any duty to update any forward-looking statements. You should also carefully consider other information set forth in reports or other documents that we file with the Securities and Exchange Commission.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with JonesTrading as a source of financing. We intend to use the net proceeds , if any, from the sale of the shares of common stock under this prospectus for general corporate purposes, which may include clinical trials, research and development activities, capital expenditures, selling, general and administrative costs, facilities expansion, and to meet working capital needs. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions

The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from this offering and progress with the development of our products. Expenditures will also depend upon the establishment of collaborative arrangements with other companies, the availability of additional financing and other factors. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of shares of our common stock.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

PRICE RANGE OF COMMON STOCK

Our common stock has been traded on the NASDAQ Capital Market under the symbol “CBIO” since the merger. Prior to the merger, our common stock traded on the NASDAQ Global Select Market under the symbol “TRGT” since our public offering on April 12, 2006. The following table sets forth, for the periods indicated, the high and low sales prices for our common stock as reported by the NASDAQ Capital Market. This table has been adjusted to reflect a 7-for-1 reverse stock split of our common stock in connection with, and prior to the completion of the merger:

	Common Stock Price
Year ended December 31, 2016	Low	High
First Quarter (through March 15, 2016)	$1.86	$3.15

Year ended December 31, 2015	Low	High
First Quarter	$2.50	$3.05
Second Quarter	2.26	2.91
Third Quarter	2.21	11.80
Fourth Quarter	2.00	5.69

Year ended December 31, 2014	Low	High
First Quarter	$4.08	$5.18
Second Quarter	3.61	4.79
Third Quarter	2.49	3.94
Fourth Quarter	2.32	2.78

The closing sale price of our common stock as reported on the NASDAQ Capital Market on March 1, 2016 was $2.15 per share. As of that date there were approximately 62 holders of record of the common stock. This does not include the number of persons whose stock is in nominee or “street name” accounts through brokers. The market price of our common stock has been and may continue to be subject to wide fluctuations in response to a number of events and factors, such as progress in our development programs, quarterly variations in our operating results, announcements of technological innovations or new products by us or our competitors, changes in financial estimates and recommendations by securities analysts, the operating and stock performance of other companies that investors may deem comparable to us, and news reports relating to trends in our markets. These fluctuations, as well as general economic and market conditions, may adversely affect the market price for our common stock.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with JonesTrading, under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $6,500,000 from time to time through JonesTrading acting as a sales agent. Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the NASDAQ Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions. The sales agreement has been filed as an exhibit to our registration statement on Form S-3 of which this prospectus forms a part.

JonesTrading will offer the shares of our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and JonesTrading. We will designate the maximum number of shares of common stock to be sold through JonesTrading on a daily basis or otherwise determine such maximum number together with JonesTrading. Subject to the terms and conditions of the sales agreement, JonesTrading will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock so designated or determined. We may instruct JonesTrading not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or JonesTrading may suspend the offering of shares of common stock being made through JonesTrading under the sales agreement upon proper notice to the other party.

We will pay JonesTrading commissions, in cash, for its services in acting as agent in the sale of our common stock. JonesTrading will be entitled to compensation at a fixed commission rate of 3% of the aggregate gross proceeds from each sale of our common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse JonesTrading for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $35,000, as provided in the sales agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to JonesTrading under the terms of the sales agreement, will be approximately $105,000.

Settlement for sales of common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and JonesTrading in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and JonesTrading may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

JonesTrading will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the shares of common stock requested to be sold by us, subject to the conditions set forth in the sales agreement. In connection with the sale of the common stock on our behalf, JonesTrading will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of JonesTrading will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to JonesTrading against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the sales agreement will terminate as permitted therein. We and JonesTrading may each terminate the sales agreement at any time upon 10 days’ prior notice.

JonesTrading and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, JonesTrading will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on a website maintained by JonesTrading and JonesTrading may distribute this prospectus electronically.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Morrison & Foerster LLP of Palo Alto. JonesTrading is being represented in connection with this offering by LeClair Ryan, a Professional Corporation, New York, New York.

EXPERTS

The consolidated balance sheets of Catalyst Biosciences, Inc. as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive loss, convertible preferred stock and stockholders’ equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2015, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement and exhibits, are available to the public at the SEC’s website at http://www.sec.gov. You may also read, without charge, and copy the documents we file, at the SEC’s public reference rooms at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

We maintain an Internet site at www.catalystbiosciences.com Webcasts of presentations we make at certain conferences may also be available on our website from time to time. We have not incorporated by reference into this prospectus the information on our website, and you should not consider any of the information posted on or hyper-linked to our website to be a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” The following documents filed with the SEC are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 9, 2016; and

•	our Current Report on Form 8-K filed with the SEC on January 29, 2016.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding, in each case, information deemed furnished and not filed until we sell all of the securities we are offering. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We will provide to you at no cost a copy of any and all of the information incorporated by reference into the registration statement of which this prospectus is a part. You may make a request for copies of this information in writing or by telephone. Requests should be directed to:

Catalyst Biosciences, Inc.

260 Littlefield Ave.

South San Francisco, CA 94080

Attn: Fletcher Payne, Chief Financial Officer

(650) 871-0761

Up to $6,500,000

Common Stock

PROSPECTUS SUPPLEMENT

                    , 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other expenses of issuance and distribution

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by us in connection with this offering. All the amounts shown are estimates except for the registration fee.

SEC registration fee	$5,035
FINRA fee	8,000
Accounting fees and expenses	30,000	*
Legal fees and expenses	50,000	*
Transfer agent and registrar fees	5,000	*
Printing expenses	5,000	*
Miscellaneous	1,965	*

Total	$105,000	*

*	The fees listed represent fees attributable to the offer and sale of shares of our common stock having an aggregate offering price of up to $6,500,000 from time to time under the sales agreement prospectus supplement that forms a part of this registration statement. Fees associated with other offerings of securities pursuant to this registration statement will be calculated based on the securities offered and the number of such offerings, and, accordingly, we cannot estimate such additional fees at this time.

Item 15.	Indemnification of Directors and Officers

Our Fourth Amended and Restated Certificate of Incorporation, as amended and as may be further amended and in effect from time to time, which we refer to as the restated certificate of incorporation, provides that our directors shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, for payment of dividends or approval of stock purchases or redemptions that are prohibited by the General Corporation Law of the State of Delaware, as amended, which we refer to as the DGCL, or for any transaction from which the director derived an improper personal benefit. Under the DGCL, our directors have a fiduciary duty to us that is not eliminated by this provision of the restated certificate of incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. This provision also does not affect our directors’ responsibilities under any other laws, such as federal securities laws or state or federal environmental laws.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors or officers of the corporation, if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was unlawful. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. The restated certificate of incorporation provides that, to the fullest extent permitted by Section 145 of the DGCL, we shall indemnify any person who is or was a director or officer of us, or is or was serving at our request as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against the expenses, liabilities or other matters referred to in or covered by Section 145 of the DGCL. Our amended and restated bylaws provide that we will indemnify any person who was or is a party or threatened to be made a party to any proceeding by reason of the fact that such person is or was a director or officer of us or is or was serving at our request as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent permitted by the DGCL. In addition, we have entered into agreements with each of our directors and officers under which, among other things, we have agreed to indemnify the director or officer against expenses incurred in any proceeding, including any action by us, in which the director or officer was, is or is threatened to be made a party or a participant by reason of his or her status as a present or former director, officer, employee or agent of us or, at our request, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. At present, there is no pending litigation or proceeding involving any director or officer as to which indemnification will be required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Section 145 of the DGCL also empowers a corporation to purchase insurance for its officers and directors for such liabilities. We maintain liability insurance for our officers and directors.

Any underwriting agreements that we may enter into will likely provide for the indemnification of us, our controlling persons, our directors and certain of our officers by the underwriters against certain liabilities, including liabilities under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules

(a)	The following exhibits are filed herewith or incorporated herein by reference:

Exhibit Number	Description

1.1	Capital on Demand™ Sales Agreement, dated March 16, 2016, by and between the Company and JonesTrading Institutional Services LLC

1.2	Form of Underwriting Agreement (for Common Stock)*

1.3	Form of Underwriting Agreement (for Preferred Stock)*

1.4	Form of Underwriting Agreement (for Debt Securities)*

3.1	Fourth Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Form S-8, (Reg No. 333-133881), as filed with the SEC on May 8, 2006)

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on August 20, 2015)

3.3	Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on March 6, 2015)

4.1	Form of Common Stock Certificate*

4.2	Form of Preferred Stock Certificate*

4.3	Form of Common Stock Warrant Agreement (including warrant certificate)*

4.4	Form of Preferred Stock Warrant Agreement (including warrant certificate)*

4.5	Form of Unit Agreement (including form of unit certificate)*

4.6	Form of Indenture

5.1	Opinion of Morrison & Foerster LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of independent registered public accounting firm

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Powers of Attorney (included as part of the signature pages hereto)

25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Debt Trustee (to be filed prior to any issuance of Debt Securities) (1)

*	To be filed by amendment or by a Current Report on Form 8-K and incorporated herein by reference.
(1)	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement,

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on the 16th day of March, 2016.

Catalyst Biosciences, Inc.

By:	/s/ NASSIM USMAN, PH.D.
Nassim Usman, Ph.D. President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Nassim Usman and Fletcher Payne, and each of them severally, as his true and lawful attorney-in-fact and agent, each acting alone with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 to be filed in connection with the offering of securities of Catalyst Biosciences, Inc., and any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/S/ NASSIM USMAN, PH.D. Nassim Usman, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2016

/S/ FLETCHER PAYNE Fletcher Payne	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	March 16, 2016

/S/ HAROLD E. SELICK, PH.D. Harold E. Selick, Ph.D.	Director	March 16, 2016

/S/ ERROL B. DE SOUZA, PH.D. Errol B. De Souza, Ph.D.	Director	March 16, 2016

/S/ JEFF HIMAWAN, PH.D. Jeff Himawan, Ph.D.	Director	March 16, 2016

/S/ AUGUSTINE LAWLOR Augustine Lawlor	Director	March 16, 2016

/S/ JOHN P. RICHARD John P. Richard	Director	March 16, 2016

/S/ STEPHEN M. HILL, M.D. Stephen M. Hill, M.D.	Director	March 16, 2016

EXHIBIT INDEX

Exhibit Number	Description

1.1	Capital on Demand™ Sales Agreement, dated March 16, 2016, by and between the Company and JonesTrading Institutional Services LLC

1.2	Form of Underwriting Agreement (for Common Stock)*

1.3	Form of Underwriting Agreement (for Preferred Stock)*

1.4	Form of Underwriting Agreement (for Debt Securities)*

3.1	Fourth Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Form S-8, (Reg-No. 333-133881), as filed with the SEC on May 8, 2006)

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on August 20, 2015)

3.3	Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on March 6, 2015)

4.1	Form of Common Stock Certificate*

4.2	Form of Preferred Stock Certificate*

4.3	Form of Common Stock Warrant Agreement (including warrant certificate)*

4.4	Form of Preferred Stock Warrant Agreement (including warrant certificate)*

4.5	Form of Unit Agreement (including form of unit certificate)*

4.6	Form of Indenture

5.1	Opinion of Morrison & Foerster LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of independent registered public accounting firm

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Powers of Attorney (included as part of the signature pages hereto)

25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Debt Trustee (to be filed prior to any issuance of Debt Securities) (1)

*	To be filed by amendment or by a Current Report on Form 8-K and incorporated herein by reference.
(1)	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.